EXHIBIT 99.1
                                                                    ------------



                                                            [NEXEN LOGO OMITTED]

                                                    NEXEN INC.  801 - 7th Ave SW
                                                       Calgary AB Canada T2P 3Z7
                                                  T 403 699.4000  F 403 699.5776
                                                                www.nexeninc.com



M E D I A    R E L E A S E


                                                           For immediate release


  STRONG PRICES, GROWING MARGINS DELIVER SOLID THIRD QUARTER RESULTS FOR NEXEN

Q3 HIGHLIGHTS:
o PRODUCTION AFTER ROYALTIES INCREASES 3% VS. Q3 2002 TO 188,000 BOE PER DAY
o CASH FLOW PER SHARE INCREASES 10% VS.Q3 2002, EARNINGS PER SHARE INCREASES 15%
o GUNNISON DEVELOPMENT ON TARGET FOR JANUARY 2004 STARTUP
o SUCCESSFUL APPRAISAL DRILLING ON BLOCK 51 IN YEMEN AND BLOCK 222 IN NIGERIA
o REGULATORY APPROVAL OF LONG LAKE SYNTHETIC OIL PROJECT
o COMMON SHARE DIVIDEND INCREASES 33%

                                                    THIRD QUARTER               NINE MONTHS
                                             ---------------------------- ------------------------
   (Cdn$ millions)                                 2003           2002          2003         2002
   -----------------------------------------------------------------------------------------------
   Net Sales(1)                                      730            716        2,314        1,901
   Cash Flow from Operations(1)                      434            394        1,449          974
          Per Common Share ($/share)                3.38           3.07        11.34         7.53
   Net Income(1)                                     181            157          695          323
          Per Common Share ($/share)                1.38           1.20         5.38         2.38
   Capital Expenditures (2)                          286            414        1,097        1,179
   Net Debt                                        1,087          1,721        1,087        1,721
   Production, before royalties (mboe/d)             271            275          272          271
   Production, after royalties (mboe/d)              188            182          187          178
   -----------------------------------------------------------------------------------------------

   (1) Includes discontinued operations as discussed in Note 10 to our Unaudited Consolidated Financial Statements

   (2) Includes $172 million to acquire the remaining 40% interest in Aspen and surrounding acreage in Q1 2003


CALGARY, ALBERTA, OCTOBER 16, 2003 - Nexen achieved excellent financial results for the third quarter of 2003, driven by attractive commodity prices and growing cash margins. Net income increased 15% to $1.38 per share, compared to the third quarter 2002, while cash flow increased 10% to $3.38 per share. For accounting purposes, our US dollar denominated debt is treated as a hedge of our foreign operations. As a result, our earnings do not reflect foreign exchange gains or losses on the revaluation of this debt.

The average sales price realized for our oil and gas production in the third quarter was $36.59 per equivalent barrel (boe), compared to $37.71 in the third quarter of 2002. Although realized prices were about one dollar per boe lower than in 2002 as a result of the strengthening Canadian dollar, our cash netback, after deducting royalties, cash taxes and operating costs, increased by more than one dollar per boe to $18.15, compared to $16.97 in 2002.

"Our deep-water Gulf of Mexico operations are driving the growth in our netbacks," commented Charlie Fischer, Nexen's President and CEO. "Aspen's low-cost structure results in margins that are about twice our corporate average and Gunnison, on-stream in about three months, will contribute additional high-margin volumes. The deep-water Gulf of Mexico is a great place to continue growing our business."


PRODUCTION ON TRACK

                                                   PRODUCTION BEFORE ROYALTIES       PRODUCTION AFTER ROYALTIES
                                               ---------------------------------- ---------------------------------
                                                       Q3 2003           Q2 2003          Q3 2003          Q2 2003
-------------------------------------------------------------------------------------------------------------------
Crude Oil, NGLs and Natural Gas (mboe/d)
     Yemen                                                 115               119               57               59
     Canada                                                 72                77               56               60
     United States                                          55                57               48               50
     Other Countries                                        11                12               10               11
     Syncrude                                               18                15               17               15
                                               --------------------------------- ---------------------------------
Total                                                      271               280              188              195
                                               ================================= =================================


"Third quarter production was in line with our expectations," commented Fischer. The decrease in Canada's production compared to the second quarter reflects the late August disposition of non-core light oil properties located in southeast Saskatchewan. These properties were producing approximately 9,000 boe per day (7,000 net of royalties) at the time of sale and sold for approximately $30,000 per daily flowing barrel. Yemen production was marginally lower than during the second quarter as development drilling on the Tawila and Heijah fields slowed while 3D seismic was being acquired. Masila production has since returned to approximately 230,000 barrels per day as drilling of these prolific fields has resumed. US gas production was affected by a 37-day shut-in of approximately 25 million cubic feet per day at Eugene Island 295, as permanent production facilities were installed to replace temporary facilities installed last year following Hurricane Lili.

Overall, crude oil production before royalties averaged 221,000 barrels per day, while natural gas averaged 299 million cubic feet per day. After royalties, crude oil production averaged 146,500 barrels per day while natural gas averaged 249 million cubic feet per day.


2003 OUTLOOK -  OVER 5% GROWTH IN PRODUCTION AFTER ROYALTIES

Following the disposition of Canadian light oil properties, we expect our 2003 production to average close to 190,000 boe per day after royalties (270,000 boe/d before royalties). Cash flow will approximate $1.8 billion or $14 per share for the year, assuming oil prices average US $27 per barrel, gas prices average US $4.50 per thousand cubic feet and the US/Canadian exchange rate averages $0.73 for the rest of the year.

"Disposition proceeds, surplus cash flow and a stronger Canadian dollar will allow us to reduce our net debt by about $600 million this year," said Fischer. "By strengthening our balance sheet, we are enhancing our ability to finance major growth opportunities like Nigeria and our Premium Synthetic Crude project."


GULF OF MEXICO - GUNNISON DEVELOPMENT NEARING COMPLETION; EXPLORATION ACTIVITY BUILDS

The Gunnison deep-water development project in the Gulf of Mexico remains on schedule and on budget. The truss SPAR production hull has been transported to its location on Garden Banks Block 668 and mooring operations and installation of the production topsides are complete. Construction of the gathering system is also complete and final tie-ins will be conducted during the fourth quarter.

Production from the field is scheduled to commence in early 2004 at 35 million cubic feet of natural gas and 1,500 barrels of oil per day, net to Nexen, increasing to 50 million cubic feet of gas and 8,500 barrels of oil per day late in the year. The current development plan will fill approximately 75% of the design capacity of the facility, leaving room for growth from exploration and the processing of third-party volumes. We have a 30% interest in Gunnison.

During the quarter, the deep-water Shiloh-1 exploration well on Desoto Canyon 269 was drilled to a total depth of over 24,000 feet. The well was logged and cored prior to being suspended pending evaluation of all data. We have a 20% interest in the well.

We plan to drill a third development well in the Aspen field in the fourth quarter. Success at Aspen-3 will be followed by an exploration well at Crested Butte, a direct offset to Aspen.

We are currently drilling an exploration well at Shark, located in shallow water on South Timbalier 174. This well is exploring for natural gas in deep Miocene-age sands. An exploratory test of the Gotcha prospect, located on Alaminos Canyon Block 856 adjacent to Shell's announced Great White discovery, is expected to be drilled in 2004.

YEMEN - EXPLORING BLOCK 51

Exploration of Block 51, located immediately west of our Masila Block 14, continued during the quarter. We commenced appraisal of the Tammum discovery. The first appraisal well, Tammum-2, was drilled approximately 800 meters west of the Tammum-1 discovery well and encountered 42 feet of net pay. The second appraisal well, Tammum-3 was drilled one kilometer southwest of the discovery well and encountered 81 feet of net pay, which indicates a thickening trend to the southwest. A fourth appraisal, Tammum-4 is currently drilling northwest of the discovery well. A 3D seismic program is underway to help with the appraisal program and a broader 2D program is planned to identify further exploration prospects on the block.

The Husn El Kradis (HEK)-1R exploration well was drilled approximately 25 kilometers northwest of Tammum-1 to test for oil in fractured basement. This well encountered water and was abandoned. Further exploration of the area is planned.

WEST AFRICA - DRILLING SUCCESS AT USAN, EXPANDING OPPORTUNITY INVENTORY

EPNL, a subsidiary of Total, the operator of deep-water Oil Prospecting License
(OPL) 222, announced a significant extension of the Usan field discovery. The Usan-4 appraisal well, located around 110 kilometres offshore and 5 kilometres south of the Usan-1 discovery well in water depths of approximately 750 metres, is the third successful appraisal of the Usan field discovered in 2002. Two zones were tested in the Usan-4 well and flowed at 4,400 and 6,300 barrels of oil per day under restricted flow conditions. Usan-4 confirmed the presence of commercial quantities of oil, as well as additional potential, in previously untested reservoirs.

Nigerian National Petroleum Corp. (NNPC) is concessionaire for OPL 222 under a production sharing contract operated by the Nigerian subsidiary of Total, Elf Petroleum Nigeria Ltd. (20%), in partnership with Chevron Petroleum Nigeria Ltd. (30%), Esso Exploration & Production Nigeria (Offshore East) (30%), and Nexen Petroleum Nigeria Ltd. (20%).

Offshore Equatorial Guinea, we acquired a 25% interest in Block K, a deep-water Production Sharing Contract located 100 kilometers offshore. We will operate the Block in partnership with Repsol Exploracion Guinea, S.A. (25%) and Vanco Equatorial Guinea Ltd. (50%). Block K is on trend with the 300-million barrel Ceiba field and other discoveries on Block G to the north. We plan to complete seismic reprocessing and drill one exploration well in the second quarter of 2004.

"We are building a sustainable business in West Africa based upon exploration success and a demonstrated ability to work successfully with local companies in the region," said Fischer.

ATHABASCA OIL SANDS - LONG LAKE CLEARS REGULATORY HURDLE

Our Premium Synthetic Crude project at Long Lake cleared a significant regulatory hurdle during the quarter, receiving approval from the Energy Utilities Board of Alberta. Our steam assisted gravity drainage pilot project is performing as anticipated and Long Lake bitumen is currently being processed through the primary upgrader demonstration plant. Detailed engineering is approaching 15% completion and we expect to finalize cost estimates so we can make a decision on commercial development by year-end. Following project sanctioning by Nexen and OPTI, facilities construction will begin in 2004, bitumen production in 2006 and upgrader start-up in 2007. This project is expected to increase Nexen's crude oil production in 2007 by 30,000 barrels per day at a cost of $1.5 billion.

Syncrude's Stage 3 expansion is also proceeding as expected. Mine site development is 98% complete and on schedule to see bitumen production commencing in October of this year. The upgrader expansion is 30% complete, with completion targeted for mid-2005. Our 7.23% share of Syncrude's production is expected to increase to over 25,000 barrels per day with the completion of the Stage 3 expansion.

"The coming months will be exciting ones at Nexen," concluded Fischer. "We'll drill major exploration wells in the Gulf of Mexico, Yemen and offshore West Africa. We'll delineate our recent discoveries in Yemen, finalize plans to proceed with commercial development of Long Lake and Block 222, and commence production at Gunnison."

QUARTERLY DIVIDEND INCREASES 33%

The Board of Directors of Nexen has approved a 33% increase in the quarterly dividend, from $0.075 to $0.10 per common share, payable January 1, 2004 to shareholders of record on December 10, 2003. "This increase reflects our confidence in our business plan and our belief that shareholders should participate directly in the superior results we are producing," said Fischer

Nexen Inc. is an independent, Canadian-based global energy and chemicals company, listed on the Toronto and New York stock exchanges under the symbol NXY. We are uniquely positioned for growth in the deep-water Gulf of Mexico, the Athabasca oil sands of Alberta, the Middle East and West Africa. We add value for shareholders through successful full-cycle oil and gas exploration and development, a growing industrial bleaching chemicals business, and leadership in ethics, integrity and environmental protection.

For further information contact:

Kevin Finn                                           Grant Dreger, CA
Vice President, Investor Relations                   Manager, Investor Relations
(403) 699-5166                                       (403) 699-5273
801 - 7th Ave SW
Calgary, Alberta, Canada T2P 3P7
www.nexeninc.com
----------------


FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS REPORT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. SUCH STATEMENTS ARE GENERALLY IDENTIFIABLE BY THE TERMINOLOGY USED SUCH AS "PLAN", "EXPECT", "ESTIMATE", "BUDGET", "OUTLOOK" OR OTHER SIMILAR WORDS.

THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: MARKET PRICES FOR OIL AND GAS AND CHEMICALS PRODUCTS; THE ABILITY TO EXPLORE, DEVELOP, PRODUCE AND TRANSPORT CRUDE OIL AND NATURAL GAS TO MARKETS; THE RESULTS OF EXPLORATION AND DEVELOPMENT DRILLING AND RELATED ACTIVITIES; FOREIGN-CURRENCY EXCHANGE RATES; ECONOMIC CONDITIONS IN THE COUNTRIES AND REGIONS WHERE NEXEN CARRIES ON BUSINESS; ACTIONS BY GOVERNMENTAL AUTHORITIES INCLUDING INCREASES IN TAXES, CHANGES IN ENVIRONMENTAL AND OTHER LAWS AND REGULATIONS; RENEGOTIATIONS OF CONTRACTS; AND POLITICAL UNCERTAINTY, INCLUDING ACTIONS BY INSURGENT OR OTHER ARMED GROUPS OR OTHER CONFLICT. THE IMPACT OF ANY ONE FACTOR ON A PARTICULAR FORWARD-LOOKING STATEMENT IS NOT DETERMINABLE WITH CERTAINTY

AS SUCH FACTORS ARE INTERDEPENDENT UPON OTHER FACTORS, AND MANAGEMENT'S COURSE OF ACTION WOULD DEPEND ON ITS ASSESSMENT OF THE FUTURE CONSIDERING ALL INFORMATION THEN AVAILABLE. ANY STATEMENTS AS TO POSSIBLE COMMERCIALITY, DEVELOPMENT PLANS, CAPACITY EXPANSIONS, DRILLING OF NEW WELLS, ULTIMATE RECOVERABILITY OF RESERVES, FUTURE PRODUCTION RATES, CASH FLOWS AND CHANGES IN ANY OF THE FOREGOING ARE FORWARD-LOOKING STATEMENTS.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS CONVEYED BY THE FORWARD-LOOKING STATEMENTS ARE REASONABLE BASED ON INFORMATION AVAILABLE TO US ON THE DATE SUCH FORWARD-LOOKING STATEMENTS WERE MADE, NO ASSURANCES CAN BE GIVEN AS TO FUTURE RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS. READERS SHOULD ALSO REFER TO ITEMS 7 AND 7A IN OUR 2002 ANNUAL REPORT ON FORM 10-K FOR FURTHER DISCUSSION OF THE RISK FACTORS.

CAUTIONARY NOTE TO U.S. INVESTORS - THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) PERMITS OIL AND GAS COMPANIES, IN THEIR FILINGS WITH THE SEC, TO DISCUSS ONLY PROVED RESERVES THAT A COMPANY HAS DEMONSTRATED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. IN THIS PRESS RELEASE, WE MAY REFER TO "RECOVERABLE RESERVES", "PROBABLE RESERVES", "RECOVERABLE RESOURCE", "RECOVERABLE BITUMEN RESOURCE", "SIGNIFICANT HYDROCARBON RESOURCE", "RESOURCE BASE", AND "RESOURCE" WHICH ARE INHERENTLY MORE UNCERTAIN THAN PROVED RESERVES. THESE TERMS ARE NOT USED IN OUR FILINGS WITH THE SEC. PLEASE REFER TO OUR 2002 ANNUAL REPORT ON FORM 10-K AVAILABLE FROM US OR THE SEC FOR FURTHER RESERVE DISCLOSURE.


Q3 2003 EARNINGS CONFERENCE CALL NOTICE

Date: Thursday, October 16, 2003
Time: 1:30 p.m. Mountain Time (3:30 p.m. Eastern Time)

We invite you to learn more about Nexen by joining our Third Quarter Earnings Conference Call. Executive Vice President and CFO, Marvin Romanow and President and CEO, Charlie Fischer will discuss our third quarter results and plans for the rest of the year. To listen to the conference call, please call one of these two lines:

800-814-4853               (North American Toll-Free)
416-640-4127               (Toronto or International)

A replay of the call will be available for two weeks starting 3:30 p.m. (Mountain Time) on October 16, 2003 by calling (416) 640-1917 and entering passcode 21020370 followed by the pound key (#). A live and on demand webcast of the conference call will be available at WWW.NEXENINC.COM.

NEXEN INC.
FINANCIAL HIGHLIGHTS

                                                       THREE MONTHS            NINE MONTHS
                                                   ENDED SEPTEMBER 30       ENDED SEPTEMBER 30
(Cdn$ millions)                                       2003      2002          2003       2002
----------------------------------------------------------------------------------------------
Net Sales(1)                                           730       716         2,314      1,901
Cash Flow from Operations                              434       394         1,449        974
     Per Common Share ($/share)                       3.38      3.07         11.34       7.53
     Per Common Share - Diluted ($/share)             3.34      3.02         11.25       7.43
Net Income                                             181       157           695        323
     Per Common Share ($/share)                       1.38      1.20          5.38       2.38
     Per Common Share - Diluted ($/share)             1.37      1.17          5.34       2.35
Capital Expenditures(2)                                286       414         1,097      1,179
Net Debt(3)                                          1,087     1,721         1,087      1,721
Common Shares Outstanding (millions of shares)       124.1     122.8         124.1      122.8
----------------------------------------------------------------------------------------------

(1) Includes discontinued operations as discussed in Note 10 to our Unaudited Consolidated Financial Statements.

(2) Includes $172 million for the acquisition of the 40% interest in Aspen and surrounding acreage in March 2003.

(3)  Net Debt is defined as long-term debt less working capital



CASH FLOW FROM OPERATIONS(1)

                                                        THREE MONTHS            NINE MONTHS
                                                    ENDED SEPTEMBER 30       ENDED SEPTEMBER 30
(Cdn$ millions)                                        2003      2002          2003      2002
----------------------------------------------------------------------------------------------
Cash Flow from Operations
Oil and Gas
     Yemen(2)                                          128        134           403       363
     Canada                                            110        126           398       332
     United States                                     151         46           489       133
     Australia                                          10         48            34        88
     Other Countries                                     6          8            22        25
     Marketing                                          16         --            70        17
     Syncrude                                           35         51            88        86
                                                  --------------------------------------------
                                                       456        413         1,504     1,044
Chemicals                                               22         24            61        56
                                                  --------------------------------------------
                                                       478        437         1,565     1,100
Interest and Other corporate Items                     (35)       (31)         (102)     (103)
Income Taxes(3)                                         (9)       (12)          (14)      (23)
                                                  --------------------------------------------
Cash Flow from Operations                              434        394         1,449       974
                                                  ============================================

(1) Defined as cash generated from operating activities before changes in non-cash working capital and other.

(2) After in-country cash taxes of $51 million for the three months ended September 30, 2003 (2002 - $57 million) and $150 million for the nine months ended September 30, 2003 (2002 - $149 million).

(3)  Excludes in-country cash taxes in Yemen.

NEXEN INC.
PRODUCTION VOLUMES (BEFORE ROYALTIES)

                                                       THREE MONTHS            NINE MONTHS
                                                   ENDED SEPTEMBER 30       ENDED SEPTEMBER 30
(Cdn$ millions)                                       2003      2002          2003       2002
----------------------------------------------------------------------------------------------
Crude Oil and Natural Gas Liquids (mbbls/d)
     Yemen                                           115.2     118.5         116.7      118.3
     Canada                                           46.2      55.3          48.7       57.3
     United States                                    31.3       8.9          28.2        9.8
     Australia                                         5.6      18.9           6.5       13.3
     Other Countries                                   5.2       7.9           5.8        9.3
     Syncrude                                         17.5      18.9          15.5       16.1
                                                 ---------------------------------------------
                                                     221.0     228.4         221.4      224.1
                                                 =============================================
Natural Gas (mmcf/d)
     Canada                                            155       167           158        167
     United States                                     144       115           146        116
                                                 ---------------------------------------------
                                                       299       282           304        283
                                                 =============================================

Total Production (mboe/d)                              271       275           272        271
                                                 =============================================


PRODUCTION VOLUMES (AFTER ROYALTIES)

                                                       THREE MONTHS            NINE MONTHS
                                                   ENDED SEPTEMBER 30       ENDED SEPTEMBER 30
(Cdn$ millions)                                       2003      2002          2003       2002
----------------------------------------------------------------------------------------------
Crude Oil and Natural Gas Liquids (mbbls/d)
     Yemen                                            56.8      56.5          57.2       56.1
     Canada                                           34.4      42.7          36.9       44.1
     United States                                    27.8       7.4          25.0        8.1
     Australia                                         5.4      14.8           5.9       10.4
     Other Countries                                   4.7       4.6           4.9        5.5
     Syncrude                                         17.4      18.7          15.3       16.0
                                                 ---------------------------------------------
                                                     146.5     144.7         145.2      140.2
                                                 =============================================
Natural Gas (mmcf/d)
     Canada                                            127       128           125        128
     United States                                     122        95           123         97
                                                 ---------------------------------------------
                                                       249       223           248        225
                                                 =============================================

Total Production (mboe/d)                              188       182           187        178
                                                 =============================================

NEXEN INC.
OIL AND GAS PRICES AND CASH NETBACK(1)

                                                                                                                TOTAL
                                            QUARTERS - 2003                      QUARTERS - 2002                 YEAR
                                     ------------------------------- ----------------------------------------- ---------
(all dollar amount in Cdn $ unless         1st       2nd        3rd       1st        2nd       3rd        4th      2002
noted)
-------------------------------------------------------------------- ----------------------------------------- ---------
PRICES:
WTI Oil (US $/bbl)                       33.86     28.91      30.20     21.64      26.25     28.30      28.15     26.09
Nexen Average - Oil (Cdn $/bbl)          44.93     35.24      36.70     31.00      36.74     40.77      39.78     37.13
NYMEX Gas (US $/mmbtu)                    6.32      5.74       4.92      2.50       3.44      3.21       4.33      3.37
Nexen Average - Gas (Cdn $/mcf)           8.35      7.18       6.01      3.34       4.53      3.82       5.43      4.25
-------------------------------------------------------------------- ----------------------------------------- ---------

NETBACKS:
CANADA - LIGHT OIL AND NGLS
Sales (mbbls/d)                           22.1      24.7       19.9      26.5       26.5      25.8       24.6      25.9

Price Received ($/bbl)                   46.12     35.84      37.06     29.35      36.10     38.92      38.29     35.62
Royalties & Other                        12.15      9.24      10.17      6.59       9.13      9.87      10.14      8.91
Operating Costs                           6.87      5.84       5.69      5.35       5.21      5.78       6.03      5.52
-------------------------------------------------------------------- ----------------------------------------- ---------
Netback                                  27.10     20.76      21.20     17.41      21.76     23.27      22.12     21.19
-------------------------------------------------------------------- ----------------------------------------- ---------

CANADA - HEAVY OIL
Sales (mbbls/d)                           27.1      25.9       26.3      32.4       31.1      29.5       29.0      30.4

Price Received ($/bbl)                   34.06     26.27      26.52     22.19      27.79     31.89      27.73     27.31
Royalties & Other                         8.41      5.96       6.22      4.62       6.29      7.55       6.61      6.24
Operating Costs                           8.28      8.77       9.31      7.77       8.22      8.34       7.96      8.06
-------------------------------------------------------------------- ----------------------------------------- ---------
Netback                                  17.37     11.54      10.99      9.80      13.28     16.00      13.16     13.01
-------------------------------------------------------------------- ----------------------------------------- ---------

CANADA - TOTAL OIL
Sales (mbbls/d)                           49.2      50.6       46.2      58.9       57.6      55.3       53.6      56.3

Price Received ($/bbl)                   39.48     30.95      31.07     25.42      31.58     35.17      32.57     31.13
Royalties & Other                        10.09      7.56       7.95      5.51       7.60      8.63       8.23      7.46
Operating Costs                           7.62      7.34       7.75      6.68       6.84      7.15       7.11      6.90
-------------------------------------------------------------------- ----------------------------------------- ---------
Netback                                  21.77     16.05      15.37     13.23      17.14     19.39      17.23     16.77
-------------------------------------------------------------------- ----------------------------------------- ---------

CANADA - NATURAL GAS
Sales (mmcf/d)                             161       159        155       175        160       167        164       167

Price Received ($/mcf)                    6.77      5.85       5.14      2.80       3.83      3.05       4.60      3.56
Royalties & Other                         1.39      1.19       0.96      0.77       0.88      0.55       0.90      0.77
Operating Costs                           0.41      0.51       0.60      0.37       0.73      0.53       0.58      0.54
-------------------------------------------------------------------- ----------------------------------------- ---------
Netback                                   4.97      4.15       3.58      1.66       2.22      1.97       3.12      2.25
-------------------------------------------------------------------- ----------------------------------------- ---------

YEMEN
Sales (mbbls/d)                          116.1     117.5      115.7     118.0      120.3     114.9      117.8     117.7

Price Received ($/bbl)                   45.69     35.86      38.25     32.75      38.34     42.29      41.80     38.80
Royalties & Other                        23.87     17.96      19.40     17.31      20.18     22.12      22.18     20.45
Operating Costs                           2.03      2.02       2.12      1.78       1.85      2.01       2.16      1.95
In-country Taxes                          4.91      4.48       4.73      3.49       4.98      5.42       5.33      4.81
-------------------------------------------------------------------- ----------------------------------------- ---------
Netback                                  14.88     11.40      12.00     10.17      11.33     12.74      12.13     11.59
-------------------------------------------------------------------- ----------------------------------------- ---------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
OIL AND GAS CASH NETBACK(1)  (CONTINUED)

                                                                                                                TOTAL
                                            QUARTERS - 2003                      QUARTERS - 2002                 YEAR
                                     ------------------------------- ----------------------------------------- ---------
(all dollar amount in Cdn $ unless         1st       2nd        3rd       1st        2nd       3rd        4th      2002
noted)
-------------------------------------------------------------------- ----------------------------------------- ---------
UNITED STATES
Oil:
   Sales (mbbls/d)                        21.7      31.4       31.3      10.1       10.4       8.9       10.3       9.9
   Price Received ($/bbl)                46.00     36.28      36.03     32.25      39.65     41.73      42.02     38.88
Gas:
   Sales (mmcf/d)                          135       157        144       119        116       115         99       112
   Price Received ($/mcf)                10.22      8.55       6.95      4.14       5.50      4.93       6.81      5.29
Total Sales Volume (mboe/d)               44.2      57.6       55.3      29.9       29.7      28.0       26.8      28.6

Price Received ($/boe)                   53.82     43.07      38.49     27.35      35.19     33.45      41.32     34.21
Royalties & Other                         7.83      5.89       5.14      4.65       5.99      5.56       7.18      5.82
Operating Costs                           5.32      4.63       3.93      8.35       9.32      8.31      10.41      9.09
----------------------------------------------- --------- ---------- --------- ---------- --------- ---------- ---------
Netback                                  40.67     32.55      29.42     14.35      19.88     19.58      23.73     19.30
----------------------------------------------- --------- ---------- --------- ---------- --------- ---------- ---------

AUSTRALIA
Sales (mbbls/d)                            7.9       5.2        4.7       8.1       17.1      18.9       11.5      13.9

Price Received ($/bbl)                   48.13     36.53      42.09     33.72      37.41     43.57      43.70     40.30
Royalties & Other                         8.83     (0.24)     0.41       3.20       9.67      9.37       6.02      7.88
Operating Costs                          17.60     19.31      19.47     18.64       7.13      7.15      11.80      9.76
----------------------------------------------- --------- ---------- --------- ---------- --------- ---------- ---------
Netback                                  21.70     17.46      22.21     11.88      20.61     27.05      25.88     22.66
----------------------------------------------- --------- ---------- --------- ---------- --------- ---------- ---------

OTHER COUNTRIES
Sales (mbbls/d)                            5.1       6.7        5.2       9.1       10.2      10.5        8.4       9.6

Price Received ($/bbl)                   48.84     34.74      36.03     33.05      39.67     41.59      41.12     38.96
Royalties & Other                        11.39      4.52       3.14      9.99      20.14     17.31      17.93     16.48
Operating Costs                           8.02      8.81       6.45      5.89       6.54      6.90       5.28      6.21
----------------------------------------------- --------- ---------- --------- ---------- --------- ---------- ---------
Netback                                  29.43     21.41      26.44     17.17      12.99     17.38      17.91     16.27
----------------------------------------------- --------- ---------- --------- ---------- --------- ---------- ---------

SYNCRUDE
Sales (mbbls/d)                           13.6      15.2       17.5      16.6       12.9      18.9       18.0      16.6

Price Received ($/bbl)                   51.84     42.26      41.36     34.10      40.62     44.26      43.64     40.89
Royalties & Other                          0.52      0.42       0.59     0.34        0.40      0.44       0.27     0.36
Operating Costs                           26.40     25.67      18.83    17.97       30.70     14.37      16.83    19.09
----------------------------------------------- --------- ---------- --------- ---------- --------- ---------- ---------
Netback                                  24.92     16.17      21.94     15.79       9.52     29.45      26.54     21.44
----------------------------------------------- --------- ---------- --------- ---------- --------- ---------- ---------

COMPANY-WIDE
Oil and Gas Sales (mboe/d)               262.9     279.3      270.4     269.8      274.5     274.3      263.4     270.4

Price Received ($/boe)                   45.84     36.71      36.59     28.95      35.18     37.71      38.58     35.14
Royalties & Other                        15.10     10.95      11.36     10.24      12.97     13.24      13.73     12.56
Operating Costs                           5.54      5.40       5.06      5.27       5.83      5.23       5.61      5.48
In-country Taxes                          2.16      1.88       2.02      1.53       2.18      2.27       2.38      2.10
----------------------------------------------- --------- ---------- --------- ---------- --------- ---------- ---------
Netback                                  23.04     18.48      18.15     11.91      14.20     16.97      16.86     15.00
----------------------------------------------- --------- ---------- --------- ---------- --------- ---------- ---------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

                              [NEXEN LOGO OMITTED]


                               THIRD QUARTER 2003

                              FINANCIAL STATEMENTS

             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30
Cdn$ millions

                                                                                 THREE MONTHS                NINE MONTHS
                                                                           ENDED SEPTEMBER 30         ENDED SEPTEMBER 30
                                                                           2003          2002          2003         2002
-------------------------------------------------------------------------------------------------------------------------
REVENUES
    Net Sales (Note 1)                                                      716           687         2,248        1,825
    Marketing and Other (Notes 1 and 9)                                     131           118           451          361
    Gain on Disposition of Assets                                            --            --            --           13
                                                                   ------------------------------------------------------
                                                                            847           805         2,699        2,199
                                                                   ------------------------------------------------------
EXPENSES
    Operating                                                               187           185           577          558
    Transportation and Other (Note 1)                                       104           117           350          349
    General and Administrative                                               44            36           126          112
    Depreciation, Depletion and Amortization                                190           174           566          522
    Exploration                                                              30            32           109          106
    Interest (Note 4)                                                        23            29            76           80
                                                                   ------------------------------------------------------
                                                                            578           573         1,804        1,727
                                                                   ------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                       269           232           895          472
                                                                   ------------------------------------------------------

PROVISION FOR INCOME TAXES
    Current                                                                  60            69           164          172
    Future                                                                   31            13            51          (13)
                                                                   ------------------------------------------------------
                                                                             91            82           215          159
                                                                   ------------------------------------------------------

NET INCOME FROM CONTINUING OPERATIONS                                       178           150           680          313
    Net Income from Discontinued Operations (Note 10)                         3             7            15           10

                                                                   ------------------------------------------------------

NET INCOME                                                                  181           157           695          323
    Dividends on Preferred Securities, Net of Income Taxes                   10            11            31           33
                                                                   ------------------------------------------------------

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS                              171           146           664          290
                                                                   ======================================================

EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS ($/share)
    Basic (Note 7)                                                         1.36           1.14         5.26         2.30
                                                                   ======================================================

    Diluted (Note 7)                                                       1.35           1.11         5.22         2.27
                                                                   ======================================================

EARNINGS PER COMMON SHARE ($/share)
    Basic (Note 7)                                                         1.38           1.20         5.38         2.38
                                                                   ======================================================

    Diluted (Note 7)                                                       1.37           1.17         5.34         2.35
                                                                   ======================================================

SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED BALANCE SHEET
Cdn$ millions

                                                                      SEPTEMBER 30     DECEMBER 31
                                                                              2003            2002
---------------------------------------------------------------------------------------------------
ASSETS
    CURRENT ASSETS
      Cash and Short-Term Investments                                         354               59
      Accounts Receivable (Note 2)                                            996              988
      Inventories and Supplies (Note 3)                                       229              256
      Other                                                                    44               26
                                                                   --------------------------------
         Total Current Assets                                               1,623            1,329
                                                                   --------------------------------

    PROPERTY, PLANT AND EQUIPMENT
      Net of Accumulated Depreciation, Depletion and
         Amortization of $4,499 (December 31, 2002 - $4,705)                4,696            4,863
    GOODWILL                                                                   36               36
    FUTURE INCOME TAX ASSETS                                                  141              263
    DEFERRED CHARGES AND OTHER ASSETS                                          93               69
                                                                   --------------------------------

                                                                            6,589            6,560
                                                                   ================================
LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Short-Term Borrowings (Note 4)                                           --               18
      Accounts Payable and Accrued Liabilities                              1,056            1,194
      Accrued Interest Payable                                                 21               39
      Dividends Payable                                                         9                9
                                                                   --------------------------------
         Total Current Liabilities                                          1,086            1,260
                                                                   --------------------------------

    LONG-TERM DEBT (Note 4)                                                 1,624            1,844
    FUTURE INCOME TAX LIABILITIES                                             834              873
    DISMANTLEMENT AND SITE RESTORATION                                        170              191
    OTHER DEFERRED CREDITS AND LIABILITIES                                     39               44
    SHAREHOLDERS' EQUITY (Note 6)
      Preferred Securities                                                    724              724
      Common Shares, no par value
        Authorized:      Unlimited
        Outstanding:     2003 - 124,061,475 shares
                         2002 - 122,965,830 shares                            471              440
      Retained Earnings                                                     1,706            1,069
      Cumulative Foreign Currency Translation Adjustment                      (65)             115
                                                                   --------------------------------
         Total Shareholders' Equity                                         2,836            2,348
                                                                   --------------------------------

COMMITMENTS AND CONTINGENCIES (Note 11)
                                                                            6,589            6,560
                                                                   ================================

SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30
Cdn$ millions

                                                                                 THREE MONTHS                NINE MONTHS
                                                                           ENDED SEPTEMBER 30         ENDED SEPTEMBER 30
                                                                           2003          2002         2003          2002
-------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
    Net Income from Continuing Operations                                   178           150          680           313
    Net Income from Discontinued Operations                                   3             7           15            10
    Charges and Credits to Income not Involving Cash (Note 8)               223           205          645           545
    Exploration Expense                                                      30            32          109           106
    Changes in Non-Cash Working Capital (Note 8)                           (125)           15         (165)          (92)
    Other                                                                   (13)           (7)         (42)          (13)
                                                                   ------------------------------------------------------
                                                                            296           402        1,242           869

FINANCING ACTIVITIES
    Proceeds from Long-Term Notes and Debentures                             --            --           --           790
    Proceeds from (Repayment of) Term Credit Facilities, Net                 (9)           89           91          (328)
    Repayment of Short-Term Borrowings                                      (19)          (35)         (18)          (19)
    Dividends on Preferred Securities                                       (16)          (18)         (50)          (54)
    Dividends on Common Shares                                               (9)           (9)         (27)          (27)
    Issue of Common Shares                                                   21             7           31            46
    Other                                                                    --            --           --           (23)
                                                                   ------------------------------------------------------
                                                                            (32)           34           27           385

INVESTING ACTIVITIES
    Capital Expenditures
      Exploration and Development                                          (277)         (405)        (911)       (1,057)
      Proved Property Acquisitions                                           --            --         (164)           --
      Chemicals, Corporate and Other                                         (9)           (9)         (22)         (122)
    Proceeds on Disposition of Assets                                       268             2          268            34
    Changes in Non-Cash Working Capital (Note 8)                             15           (58)         (16)          (31)
                                                                   ------------------------------------------------------
                                                                             (3)         (470)        (845)       (1,176)


EFFECT OF EXCHANGE RATE CHANGES ON CASH
    AND SHORT-TERM INVESTMENTS                                                1             8         (129)          (16)
                                                                   ------------------------------------------------------

INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS                      262           (26)         295            62

CASH AND SHORT-TERM INVESTMENTS - BEGINNING OF PERIOD                        92           149           59            61
                                                                   ------------------------------------------------------

CASH AND SHORT-TERM INVESTMENTS - END OF PERIOD                             354           123          354           123
                                                                   ======================================================

SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND SEPTEMBER 30, 2002
Cdn$ millions

                                                                                                              CUMULATIVE
                                                                                                                 FOREIGN
                                                                                                                CURRENCY
                                                           PREFERRED            COMMON        RETAINED       TRANSLATION
                                                          SECURITIES            SHARES        EARNINGS        ADJUSTMENT
-------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 2002                                                 724             440            1,069              115
    Exercise of Stock Options                                      --              12               --                --
    Issue of Common Shares                                         --              19               --                --
    Net Income                                                     --              --              695                --
    Dividends on Preferred Securities, Net of
      Income Taxes                                                 --              --              (31)               --
    Dividends on Common Shares                                     --              --              (27)               --
    Translation Adjustment, Net of Income Taxes                    --              --                --             (180)
                                                    ---------------------------------------------------------------------

SEPTEMBER 30, 2003                                                724             471            1,706              (65)
                                                    =====================================================================


                                                                                                              CUMULATIVE
                                                                                                                 FOREIGN
                                                                                                                CURRENCY
                                                           PREFERRED            COMMON        RETAINED       TRANSLATION
                                                          SECURITIES            SHARES        EARNINGS        ADJUSTMENT
-------------------------------------------------------------------------------------------------------------------------


DECEMBER 31, 2001                                                 724             389              697               94
    Exercise of Stock Options                                      --              26               --               --
    Issue of Common Shares                                         --              20               --               --
    Net Income                                                     --              --              323               --
    Dividends on Preferred Securities, Net of
      Income Taxes                                                 --              --              (33)              --
    Dividends on Common Shares                                     --              --              (27)              --
    Translation Adjustment, Net of Income Taxes                    --              --               --               (8)
                                                    ---------------------------------------------------------------------

SEPTEMBER 30, 2002                                                724             435              960               86
                                                    =====================================================================

SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Cdn$ millions except as noted

1.       ACCOUNTING POLICIES

The Unaudited Consolidated Financial Statements are prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP). The impact of significant differences between Canadian and US GAAP on the Unaudited Consolidated Financial Statements is disclosed in Note 13. In the opinion of management, the Unaudited Consolidated Financial Statements contain all adjustments of a normal and recurring nature necessary to present fairly Nexen Inc.'s (Nexen, we or our) financial position at September 30, 2003 and the results of our operations and our cash flows for the three and nine months ended September 30, 2003 and 2002.

Management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Unaudited Consolidated Financial Statements, and revenues and expenses during the reporting period. Our management reviews these estimates, including those related to litigation, environmental and dismantlement liabilities, income taxes and determination of proved reserves on an ongoing basis. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates. The results of operations and cash flows for the three and nine months ended September 30, 2003 are not necessarily indicative of the results of operations or cash flows to be expected for the year ending December 31, 2003.

These Unaudited Consolidated Financial Statements should be read in conjunction with our Audited Consolidated Financial Statements included in our 2002 Annual Report on Form 10-K. The accounting policies we follow are in Note 1 of the Audited Consolidated Financial Statements included in our 2002 Annual Report on Form 10-K.


CHANGES IN ACCOUNTING POLICIES - MARKETING ACTIVITIES

MARK-TO-MARKET

On October 25, 2002, regulators changed accounting principles, eliminating mark-to-market accounting for our marketing inventories and our non-derivative energy contracts. Under the new principles:

o    We measure marketing inventories at the lower of cost or market; and
o We record non-derivative energy contracts, including our transportation and storage capacity contracts, at cost as incurred.

We recorded the change to inventory prospectively as the effects on previous periods could not be determined. Inventories at October 25, 2002 were attributed a cost based on their market value on that date. Inventories purchased after October 25, 2002 have been recorded at cost. We removed the mark-to-market on our transportation contracts from earnings retroactively to the beginning of 2002. The impact on previous years was immaterial.


PRESENTATION OF TRANSPORTATION
During 2002, we adopted the new interpretation of the Emerging Issues Committee relating to the presentation of transportation costs for which we are reimbursed. We pay for the transportation of the crude oil, natural gas and chemicals products that we market, and then bill our customers for the transportation. Under the new interpretation, this transportation is presented as a cost to us. Previously, we netted this cost against our revenue. We show these costs as transportation and other on the Unaudited Consolidated Statement of Income, resulting in the following increases:


                                          THREE MONTHS              NINE MONTHS
                                    ENDED SEPTEMBER 30       ENDED SEPTEMBER 30
                                     2003         2002        2003         2002
--------------------------------------------------------------------------------
Increase to:
   Net Sales                            8            9          26           25
   Marketing and Other                 98          106         319          315

   Transportation and Other           106          115         345          340
                                  ----------------------------------------------

Certain comparative figures have been reclassified to ensure consistency with current year presentation.

2.       ACCOUNTS RECEIVABLE

                                                                 SEPTEMBER 30     DECEMBER 31
                                                                         2003            2002
------------------------------------------------------------------------------ ---------------
Trade
    Oil and Gas
      Marketing                                                           673             574
      Other                                                               258             330
    Chemicals and Other                                                    51              59
                                                                ------------------------------
                                                                          982             963
Non-Trade                                                                  30              34
                                                                ------------------------------
                                                                        1,012             997
Allowance for Doubtful Accounts                                           (16)             (9)
                                                                ------------------------------
                                                                          996             988
                                                                ==============================
3.       INVENTORIES AND SUPPLIES

                                                                 SEPTEMBER 30     DECEMBER 31
                                                                         2003            2002
----------------------------------------------------------------------------------------------
Finished Products
    Oil and Gas
      Marketing                                                           105             130
      Other                                                                 5              --
    Chemicals and Other                                                     7              13
                                                                ------------------------------
                                                                          117             143
Work in Process                                                             6               6
Field Supplies                                                            106             107
                                                                ------------------------------
                                                                          229             256
                                                                ==============================
4.       LONG-TERM DEBT AND SHORT-TERM BORROWINGS

                                                                 SEPTEMBER 30     DECEMBER 31
                                                                         2003            2002
----------------------------------------------------------------------------------------------
Unsecured Syndicated Term Credit Facilities                                --              --
Unsecured Redeemable Notes, due 2004 (a)                                  304             355
Unsecured Redeemable Debentures, due 2006                                 100             108
Unsecured Redeemable Medium Term Notes, due 2007                          150             150
Unsecured Redeemable Medium Term Notes, due 2008                          125             125
Unsecured Redeemable Notes, due 2028                                      270             316
Unsecured Redeemable Notes, due 2032                                      675             790
                                                                ------------------------------
                                                                        1,624            1,844
                                                                ==============================


(A)      UNSECURED REDEEMABLE NOTES, DUE 2004

The Unsecured Redeemable Notes are due in February 2004. We intend to refinance this obligation with existing long-term debt facilities, and accordingly, it has not been included in current liabilities at September 30, 2003.

(B)      SHORT-TERM BORROWINGS

Occasionally, we sell the future proceeds of our accounts receivable but retain a 10% exposure to related credit losses. At September 30, 2003, we sold $nil of accounts receivable proceeds (December 31, 2002 - $178 million). The retained credit exposure of $nil (December 31, 2002 - $18 million) is included in short-term borrowings.

(C)      INTEREST EXPENSE

                                                             THREE MONTHS              NINE MONTHS
                                                       ENDED SEPTEMBER 30       ENDED SEPTEMBER 30
                                                        2003         2002        2003         2002
---------------------------------------------------------------------------------------------------
Long-Term Debt                                            32           36         100           95
Other                                                      3            2           7            5
                                               ----------------------------------------------------
Total                                                     35           38         107          100
   Less: Capitalized                                      12            9          31           20
                                               ----------------------------------------------------
                                                          23           29          76           80
                                               ====================================================

Capitalized interest relates to and is included as part of the cost of oil and gas properties. The capitalization rates are based on our weighted-average cost of borrowings.


5.       DERIVATIVE INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

(a)      COMMODITY PRICE RISK MANAGEMENT

NON-TRADING ACTIVITIES

In March 2003, we sold WTI and NYMEX gas forward contracts for the next 12 months to lock in a portion of our return on the purchase of the remaining 40% interest in the Aspen field. The forward contracts fix our price per bbl of oil and our price per mmbtu of gas at the contract prices for the hedged volumes, less applicable price differentials. At September 30, 2003, the fair value of the unexpired contracts was a gain of $1 million, which represents the change in fair value since March 2003. This gain has not been recognized as we recognize gains or losses on these contracts in the same periods as the hedged production is sold.

HEDGED VOLUMES                  PERIOD                         FIXED PRICE (US$)
--------------------------------------------------------------------------------
5,000 bbls/d                    April 2003 - March 2004                28.50/bbl
12,000 mmbtu/d                  April 2003 - March 2004               5.35/mmbtu


TRADING ACTIVITIES

Our marketing operation engages in crude oil and natural gas marketing activities to enhance prices received for our own production and for energy trading. As part of our energy trading strategy, we inject natural gas into storage to take advantage of seasonal changes in demand. These storage positions expose us to changes in market prices. To mitigate this price risk we use futures contracts or a combination of futures contracts and basis swaps to hedge our exposure.

As indicated in Note 1, regulators changed accounting principles that eliminated mark-to-market accounting for our marketing inventories. Accordingly, our financial contracts were marked-to-market while our inventory was not. To better match our accounting with our economic exposure, we began designating certain NYMEX natural gas futures contracts and AECO/NYMEX basis swaps in July 2003 as hedges of our price risk on the future sale of our inventory.

We have designated in writing certain of our financial contracts as cash flow hedges. At September 30, 2003, the total fair value of these contracts was $3 million and the change in fair value since designation was a net gain of $5 million. The change in the anticipated cash flows from the sale of inventory since we designated certain financial contracts was a net loss of $5 million. We will recognize the realized gains or losses on these contracts in the same periods as the gas in storage is sold.

NYMEX NATURAL GAS FUTURES
NOTIONAL AMOUNT (MMCF)         MONTH                            PRICE (US$/MCF)
--------------------------------------------------------------------------------
  540                          October 2003                                5.48
1,000                          November 2003                               5.02
1,180                          December 2003                               5.81
8,030                          January 2004                         5.31 - 5.92
1,800                          February 2004                        5.16 - 5.38

AECO/NYMEX BASIS SWAPS
NOTIONAL AMOUNT (MMCF)         MONTH                            PRICE (US$/MCF)
--------------------------------------------------------------------------------
1,000                          January 2004                                0.59

(b)      FOREIGN CURRENCY EXCHANGE RATE RISK MANAGEMENT

We manage our exposure to fluctuations between US and Canadian dollars by minimizing the need to convert between the two currencies. Net revenue from our foreign operations and our US-dollar borrowings are generally used to fund US-dollar capital expenditures and debt repayments. All of our US-dollar debt was designated as a hedge against our net investment in foreign operations. In early 2003, we de-designated our unsecured syndicated term credit facilities from the hedge as funds drawn were used to fund US-dollar working capital in our Canadian operations. Our remaining US-dollar debt continued to be designated as a hedge against our net investment in foreign operations. In the third quarter of 2003, we re-designated our unsecured syndicated term credit facilities as a hedge of our net investment in foreign operations, as US-dollar funds drawn were no longer funding working capital in our Canadian operations. The foreign exchange gains or losses relating to the designated debt are included in the cumulative foreign currency translation adjustment in shareholders' equity, while exchange gains and losses on the unsecured syndicated term credit facilities during the de-designated period were included in marketing and other on the Unaudited Consolidated Statement of Income.

(c) CARRYING VALUE AND ESTIMATED FAIR VALUE OF DERIVATIVE INSTRUMENTS

ASSETS/(LIABILITIES)                       SEPTEMBER 30, 2003                                DECEMBER 31, 2002
--------------------------------------------------------------------------- -- -----------------------------------------------
                                    Carrying            Fair    Unrealized          Carrying            Fair       Unrealized
                                       Value           Value   Gain/(Loss)             Value           Value      Gain/(Loss)
                              --------------- --------------- -------------    -------------- --------------- ----------------
Long-Term Debt                        (1,624)        (1,829)          (205)          (1,844)          (1,948)           (104)
Preferred Securities                    (724)          (651)            73             (724)            (756)            (32)
                              --------------- --------------- ------------- -- -------------- --------------- ----------------

The estimated fair value of all derivative instruments is based on quoted market prices and if not available, on estimates from third-party brokers or dealers or amounts derived from valuation models. The carrying value of cash and short-term investments, amounts receivable and short-term obligations approximates their fair value because the instruments are near maturity. Amounts receivable and payable by our marketing operations related to derivative instruments are equal to fair value as we use the mark-to-market method to value them. Amounts related to derivative instruments included in deferred charges and other assets and other deferred credits and liabilities are $40 million and $6 million, respectively. These derivative instruments are held by our marketing operation and settle beyond 12 months.

6.       SHAREHOLDERS' EQUITY

(a)      ESTIMATED FAIR VALUE OF STOCK OPTIONS

We use the intrinsic-value method of accounting for stock options. Under this method, no compensation expense is recognized for stock options granted to employees and directors. As required under GAAP, we also make certain pro forma disclosures as if the fair-value method of accounting was applied. The assumptions for the three and nine months ended September 30, 2003 are the same as for the year ended December 31, 2002, as described in Note 8(f) to the Audited Consolidated Financial Statements included in our 2002 Annual Report on Form 10-K.

The following shows our pro forma net income and earnings per common share had we applied the fair-value method of accounting to all stock options outstanding:

                                                                     THREE MONTHS               NINE MONTHS
                                                               ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
                                                                2003         2002        2003          2002
------------------------------------------------------------------------------------------------------------
Net Income Attributable to Common Shareholders:
   As Reported                                                   171          146         664           290
      Less: Fair Value of Stock Options                            6            6          19            18
                                                       -----------------------------------------------------
   Pro Forma                                                     165          140         645           272
                                                       =====================================================

Earnings Per Common Share ($/share)
   Basic as Reported                                            1.38         1.20        5.38          2.38
                                                       =====================================================
   Pro Forma                                                    1.33         1.14        5.22          2.23
                                                       =====================================================

   Diluted as Reported                                          1.37         1.17        5.34          2.35
                                                       =====================================================
   Pro Forma                                                    1.32         1.13        5.18          2.20
                                                       =====================================================

(b)      DIVIDENDS

Dividends per common share for the three months ended September 30, 2003 were $0.075 (2002 - $0.075) Dividends per common share for the nine months ended September 30, 2003 were $0.225 (2002 - $0.225)

7.       EARNINGS PER COMMON SHARE

We calculate basic and diluted earnings per common share from continuing operations using net income from continuing operations less dividends on preferred securities, net of income taxes, and the weighted-average number of common shares outstanding and the weighted-average number of diluted common shares outstanding, respectively. We calculate basic and diluted earnings per common share using net income attributable to common shareholders, and the weighted-average number of common shares outstanding and the weighted-average number of diluted common shares outstanding, respectively.

                                                                              THREE MONTHS               NINE MONTHS
                                                                        ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
(millions of shares)                                                     2003         2002        2003          2002
---------------------------------------------------------------------------------------------------------------------
Weighted-average number of common shares outstanding                    123.8        122.8       123.4         122.2
Shares issuable pursuant to stock options                                 8.9          8.1         5.1           8.1
Shares to be purchased from proceeds of stock options                    (7.4)        (6.4)       (4.1)         (6.5)
                                                                -----------------------------------------------------
Weighted-average number of diluted common shares outstanding            125.3        124.5       124.4         123.8
                                                                =====================================================

In calculating diluted earnings per common share for the three months ended September 30, 2003, we excluded 36,000 options (2002 - 20,500), and for the nine months ended September 30, 2003 we excluded 4,125,869 options (2002 - 35,000), because the exercise price was greater than the average market price of our common shares in those periods. During the periods presented, outstanding stock options were the only dilutive instrument.

8.       CASH FLOWS

(a)      CHARGES AND CREDITS TO INCOME NOT INVOLVING CASH

                                                                              THREE MONTHS               NINE MONTHS
                                                                        ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
                                                                         2003         2002        2003          2002
------------------------------------------------------------------------------ ------------ ----------- -------------
Depreciation, Depletion and Amortization                                  190          174         566           522
Gain on Disposition of Assets                                              --           --          --           (13)
Future Income Taxes                                                        31           13          51           (13)
Loss (Gain) on Foreign Exchange                                            (4)          (1)         (8)            3
Non-Cash Items included in Discontinued Operations                          7           16          35            46
Other                                                                      (1)           3           1            --
                                                                -----------------------------------------------------
                                                                          223          205         645           545
                                                                =====================================================
(b)      CHANGES IN NON-CASH WORKING CAPITAL

                                                                              THREE MONTHS               NINE MONTHS
                                                                        ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
                                                                         2003         2002        2003          2002
---------------------------------------------------------------------------------------------------------------------
Operating Activities
    Accounts Receivable                                                    55           79         (33)         (267)
    Inventories and Supplies                                               (1)          78          15            29
    Other Current Assets                                                  (25)          12         (23)           (7)
    Accounts Payable and Accrued Liabilities                             (142)        (139)       (110)          150
    Accrued Interest Payable                                              (12)         (15)        (14)            3
                                                                -----------------------------------------------------
                                                                         (125)          15        (165)          (92)
Investing Activities
    Accounts Payable and Accrued Liabilities                               15          (58)        (16)          (31)
                                                                -----------------------------------------------------
Total                                                                    (110)         (43)       (181)         (123)
                                                                =====================================================

(c)      OTHER CASH FLOW INFORMATION

                                                                              THREE MONTHS               NINE MONTHS
                                                                        ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
                                                                         2003         2002        2003          2002
---------------------------------------------------------------------------------------------------------------------
Interest Paid                                                              45           53         117            95
Income Taxes Paid                                                          48           68         155           182
                                                                -----------------------------------------------------

9.       MARKETING AND OTHER

                                                                              THREE MONTHS               NINE MONTHS
                                                                        ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
                                                                         2003         2002        2003          2002
---------------------------------------------------------------------------------------------------------------------
Marketing Revenue, Net                                                    121          114         416           355
Interest                                                                    2            2           6             6
Foreign Exchange Gains (Losses)                                             4            1           8            (3)
Other                                                                       4            1          21             3
                                                                -----------------------------------------------------
                                                                          131          118         451           361
                                                                =====================================================

Other year to date includes $12 million of business interruption proceeds from our insurers. The proceeds result from damage sustained in the Gulf of Mexico during tropical storm Isidore and hurricane Lili in the third and fourth quarters of 2002.

10.      DISCONTINUED OPERATIONS

On August 28, 2003, we sold a number of our non-core conventional light oil properties located in southeast Saskatchewan in Canada. Net proceeds were $268 million and there was no gain or loss on the sale. The disposition was undertaken to improve our capacity to fund our major development projects over the next few years. The results of operations from these properties are detailed below and shown as discontinued operations in our Unaudited Consolidated Statement of Income.

                                                                              THREE MONTHS               NINE MONTHS
                                                                        ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
                                                                         2003         2002        2003          2002
---------------------------------------------------------------------------------------------------------------------
Revenues
    Net Sales                                                              14           29          66            76
Expenses
    Operating                                                               4            6          16            20
    Depreciation, Depletion and Amortization                                3            9          20            26
    Exploration                                                            --            1           1             7
                                                                -----------------------------------------------------
Income before Income Taxes                                                  7           13          29            23
    Future Income Taxes                                                     4            6          14            13
                                                                -----------------------------------------------------
Net Income                                                                  3            7          15            10
                                                                =====================================================

Earnings Per Common Share ($/share)
   Basic (Note 7)                                                        0.02         0.06        0.12          0.08
                                                                =====================================================
   Diluted (Note 7)                                                      0.02         0.06        0.12          0.08
                                                                =====================================================

The assets and liabilities on the Unaudited Consolidated Balance Sheet include the following amounts with respect to discontinued operations.

                                                                                 SEPTEMBER 30       DECEMBER 31
                                                                                         2003              2002
----------------------------------------------------------------------------------------------------------------
Accounts Receivable                                                                        --                12
Property, Plant and Equipment                                                              --               289
Accounts Payable and Accrued Liabilities                                                    3                 9
Dismantlement and Site Restoration                                                         --                10
                                                                                --------------------------------

11.      COMMITMENTS AND CONTINGENCIES

As described in Note 10 to the Audited Consolidated Financial Statements included in our 2002 Annual Report on Form 10-K, there are a number of lawsuits and claims pending, the ultimate results of which cannot be ascertained at this time. We record costs as they are incurred or become determinable. We believe the resolution of these matters would not have a material adverse effect on our consolidated financial position or results of operations.

12.      OPERATING SEGMENTS AND RELATED INFORMATION

Nexen is involved in activities relating to Oil and Gas, Syncrude and Chemicals in various geographic locations as described in Note 15 to the Audited Consolidated Financial Statements included in our 2002 Annual Report on Form 10-K.

THREE MONTHS ENDED SEPTEMBER 30, 2003

 (Cdn$ millions)                                                                                                CORPORATE
                                                                                                                      AND
                                                    OIL AND GAS                             SYNCRUDE  CHEMICALS     OTHER    TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
                                                UNITED                 OTHER
                               YEMEN  CANADA(1) STATES  AUSTRALIA  COUNTRIES(2) MARKETING(3)
                              -------------------------------------------------------------
 Net Sales                       201     144       170         19         15            7         66         94        --      716
 Marketing and Other               1       1         1         --         --          121         --          1         6(4)   131
 Gain on Disposition of Assets    --      --        --         --         --           --         --         --        --       --
                              -----------------------------------------------------------------------------------------------------
 Total Revenues                  202     145       171         19         15          128         66         95         6      847
 Less: Expenses
  Operating                       23      38        20          9          3            5         30         59        --      187
  Transportation and Other        --      --        (2)(5)     --         --           98         --          8        --      104
  General and Administrative      --       7         2         --          6            9          1          6        13       44
  Depreciation, Depletion and
    Amortization                  41      56        53          6         13            3          3         10         5      190
  Exploration                      2       8         9         --         11(6)        --         --         --        --       30
  Interest                        --      --        --         --         --           --         --         --        23       23
                              -----------------------------------------------------------------------------------------------------
 Income (Loss) from Continuing
    Operations before Income
     Taxes                       136      36        89          4        (18)          13         32         12       (35)     269
                              =====================================================================================================
 Less: Provision for Income
    Taxes(7)                                                                                                                    91
 Add: Net Income from
    Discontinued Operations                                                                                                      3
                                                                                                                             ------
  Net Income                                                                                                                   181
                                                                                                                             ======

 Identifiable Assets             597   1,831     1,642         36        155          991(8)     651        467       219    6,589
                              =====================================================================================================

 Capital Expenditures
  Development and Other           48      44        50         --          7           --         47          2         7      205
  Exploration                     11      20        34         --         16           --         --         --        --       81
  Proved Property Acquisitions    --      --        --         --         --           --         --         --        --       --
                              -----------------------------------------------------------------------------------------------------
                                  59      64        84         --         23           --         47          2         7      286
                              =====================================================================================================

Notes:

(1) Excludes results of the non-core conventional light oil assets in southeast Saskatchewan that were sold. These results are shown as discontinued operations (see Note 10).

(2) Includes results of operations from producing activities in Nigeria and Colombia.

(3) Includes results of operations from a natural gas-fired generating facility in Alberta. In 2002, these results were included in Corporate and Other.

(4) Includes interest income of $2 million and foreign exchange gains of $4 million.

(5) Includes the recovery of previously incurred property damage costs from our insurers. The costs were incurred to repair damage caused by Hurricane Lili.

(6)  Includes exploration activities primarily in Nigeria and Colombia.

(7)  Includes Yemen cash taxes of $51 million.

(8) Approximately 78% of Marketing's identifiable assets are accounts receivable and inventories.

NINE MONTHS ENDED SEPTEMBER 30, 2003

 (Cdn$ millions)                                                                                                CORPORATE
                                                                                                                      AND
                                                    OIL AND GAS                             SYNCRUDE  CHEMICALS     OTHER    TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
                                                UNITED                 OTHER
                               YEMEN  CANADA(1) STATES  AUSTRALIA  COUNTRIES(2) MARKETING(3)
                              -------------------------------------------------------------
 Net Sales                       620     475       549         64         51           18        187        284        --    2,248
 Marketing and Other               4       2        14         --         --          416         --          1        14(4)   451
 Gain on Disposition of Assets    --      --        --         --         --           --         --         --        --       --
                              -----------------------------------------------------------------------------------------------------
 Total Revenues                  624     477       563         64         51          434        187        285        14    2,699
 Less: Expenses
  Operating                       65     107        66         30         13           17         98        181        --      577
  Transportation and Other         3      --         1         --         --          319         --         27        --      350
  General and Administrative       3      22         8         --         16           28          1         16        32      126
  Depreciation, Depletion and
    Amortization                 124     167       158         19         29            9         10         37        13      566
  Exploration                      5      31        42          1         30(5)        --         --         --        --      109
  Interest                        --      --        --         --         --           --         --         --        76       76
                              -----------------------------------------------------------------------------------------------------
 Income (Loss) from Continuing
    Operations before Income
     Taxes                       424     150       288         14        (37)          61         78         24      (107)     895
                              =====================================================================================================
 Less: Provision for Income
    Taxes(6)                                                                                                                   215
 Add: Net Income from
    Discontinued Operations                                                                                                     15
                                                                                                                             ------
 Net Income                                                                                                                    695
                                                                                                                             ======

 Identifiable Assets             597   1,831     1,642         36        155          991(7)     651        467       219    6,589
                              =====================================================================================================

 Capital Expenditures
  Development and Other          154     200       177          1         24           --        136          6        16      714
  Exploration                     19      47       105          1         47           --         --         --        --      219
  Proved Property Acquisitions    --      --       164(8)      --         --           --         --         --        --      164
                              -----------------------------------------------------------------------------------------------------
                                 173     247       446          2         71           --        136          6        16    1,097
                              =====================================================================================================

Notes:
(1) Excludes results of the non-core conventional light oil assets in southeast Saskatchewan that were sold. These results are shown as discontinued operations (see Note 10).

(2) Includes results of operations from producing activities in Nigeria and Colombia.

(3) Includes results of operations from a natural gas-fired generating facility in Alberta. In 2002, these results were included in Corporate and Other.

(4) Includes interest income of $6 million and foreign exchange gains of $8 million.

(5)  Includes exploration activities primarily in Nigeria, Colombia and Brazil.

(6) Includes Yemen cash taxes of $150 million and a $76 million future tax recovery due to a tax rate reduction for Canadian resource activities.

(7) Approximately 78% of Marketing's identifiable assets are accounts receivable and inventories.

(8) On March 27, 2003 we acquired the residual 40% interest in Aspen in the Gulf of Mexico for US $109 million.

THREE MONTHS ENDED SEPTEMBER 30, 2002

 (Cdn$ millions)                                                                                                CORPORATE
                                                                                                                      AND
                                                    OIL AND GAS                             SYNCRUDE  CHEMICALS   OTHER(1)   TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
                                                UNITED                 OTHER
                               YEMEN  CANADA(2) STATES  AUSTRALIA  COUNTRIES(3) MARKETING
                              ------------------------------------------------------------
 Net Sales                       214     144        72         60         23           --         75         97         2      687
 Marketing and Other              --       1        --         --         --          114         --         --         3(4)   118
 Gain on Disposition of           --      --        --         --         --           --         --         --        --       --
 Assets
                              -----------------------------------------------------------------------------------------------------
 Total Revenues                  214     145        72         60         23          114         75         97         5      805
 Less: Expenses
  Operating                       21      38        21         12          8           --         24         60         1      185
  Transportation and Other        --      --         2         --         --          106         --          9        --      117
  General and Administrative       2       4         3         --          7            8         --          4         8       36
  Depreciation, Depletion and
    Amortization                  40      54        34         15          9            2          4         13         3      174
  Exploration                      1       6         8          1         16(5)        --         --         --        --       32
  Interest                        --      --        --         --         --           --         --         --        29       29
                              -----------------------------------------------------------------------------------------------------
 Income (Loss) from Continuing
    Operations before Income
    Taxes                        150      43         4         32        (17)          (2)        47         11       (36)     232
                              =====================================================================================================
 Less: Provision for Income
    Taxes(6)                                                                                                                    82
 Add: Net Income from
    Discontinued Operations                                                                                                      7
                                                                                                                             ------
 Net Income                                                                                                                    157
                                                                                                                             ======

 Identifiable Assets             655   2,143     1,246        107        146          784(7)     487        540       231    6,339
                              =====================================================================================================

 Capital Expenditures
  Development and Other           48      44       199         --          3            1         40          6         2      343
  Exploration                      3      13        33          2         20           --         --         --        --       71
                              -----------------------------------------------------------------------------------------------------
                                  51      57       232          2         23            1         40          6         2      414
                              =====================================================================================================

Notes:

(1) Includes results of operations from a natural gas-fired generating facility in Alberta.

(2) Excludes results of the non-core conventional light oil assets in southeast Saskatchewan that were sold. These results are shown as discontinued operations (see Note 10).

(3) Includes results of operations from producing activities in Nigeria and Colombia.

(4) Includes interest income of $2 million and foreign exchange gains of $1 million.

(5)  Includes exploration activities primarily in Nigeria and Colombia.

(6)  Includes Yemen cash taxes of $57 million.

(7) Approximately 83% of Marketing's identifiable assets are accounts receivable and inventories.

NINE MONTHS ENDED SEPTEMBER 30, 2002

 (Cdn$ millions)                                                                                                CORPORATE
                                                                                                                      AND
                                                    OIL AND GAS                             SYNCRUDE  CHEMICALS   OTHER(1)   TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
                                                UNITED                 OTHER
                               YEMEN  CANADA(2) STATES  AUSTRALIA  COUNTRIES(3) MARKETING
                              ------------------------------------------------------------
 Net Sales                       576     404       212        125         60           --        173        268         7    1,825
 Marketing and Other              --       2        --         --         --          355         --          1         3(4)   361
 Gain on Disposition of           --      --        --         --         --           --         --         --        13(5)    13
 Assets
                              -----------------------------------------------------------------------------------------------------
 Total Revenues                  576     406       212        125         60          355        173        269        23    2,199
 Less: Expenses
  Operating                       60     113        70         37         19           --         87        168         4      558
  Transportation and Other        --      --         2         --         --          315         --         29         3      349
  General and Administrative       4      17         7         --         16           23         --         16        29      112
  Depreciation, Depletion and
    Amortization                 114     166        99         43         36            6         10         38        10      522
  Exploration                     20      21        31          2         32(6)        --         --         --        --      106
  Interest                        --      --        --         --         --           --         --         --        80       80
                              -----------------------------------------------------------------------------------------------------
 Income (Loss) from Continuing
    Operations before Income
     Taxes                       378      89         3         43        (43)          11         76         18      (103)     472
                              =====================================================================================================
 Less: Provision for Income
    Taxes(7)                                                                                                                   159
 Add: Net Income from
    Discontinued Operations                                                                                                     10
                                                                                                                             ------
 Net Income                                                                                                                    323
                                                                                                                             ======

 Identifiable Assets             655   2,143     1,246        107        146          784(8)     487        540       231    6,339
                              =====================================================================================================

 Capital Expenditures
  Development and Other          143     172       394         46         13            1         91         36        85      981
  Exploration                     22      47        88          3         38           --         --         --        --      198
                              -----------------------------------------------------------------------------------------------------
                                 165     219       482         49         51            1         91         36        85(9) 1,179
                              =====================================================================================================

Notes:

(1) Includes results of operations from a natural gas-fired generating facility in Alberta.

(2) Excludes results of the non-core conventional light oil assets in southeast Saskatchewan that were sold. These results are shown as discontinued operations (see Note 10).

(3) Includes results of operations from producing activities in Nigeria and Colombia.

(4) Includes interest income of $6 million and foreign exchange losses of $3 million.

(5) The Moose Jaw asphalt operation was disposed of on January 2, 2002 for proceeds of $27 million, plus working capital.

(6)  Includes exploration activities primarily in Nigeria and Colombia.

(7)  Includes Yemen cash taxes of $149 million.

(8) Approximately 83% of Marketing's identifiable assets are accounts receivable and inventories.

(9) Includes $67 million related to the buy out of a lease agreement for a natural gas-fired generating facility in Alberta.

13.      DIFFERENCES BETWEEN CANADIAN AND US GENERALLY ACCEPTED ACCOUNTING
         PRINCIPLES

The Unaudited Consolidated Financial Statements have been prepared in accordance with Canadian GAAP. US GAAP Unaudited Consolidated Financial Statements and summaries of differences from Canadian GAAP are as follows:

(a) UNAUDITED CONSOLIDATED STATEMENT OF INCOME - US GAAP FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30

                                                                                       THREE MONTHS               NINE MONTHS
                                                                                 ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
(Cdn$ millions)                                                                   2003         2002        2003          2002
------------------------------------------------------------------------------------------------------------------------------
REVENUES
    Net Sales (iii)                                                                716          687       2,248         1,825
    Marketing and Other (v); (xi)                                                  143          118         464           361
                                                                         -----------------------------------------------------
                                                                                   859          805       2,712         2,186
                                                                         -----------------------------------------------------
EXPENSES
    Operating                                                                      187          185         577           558
    Transportation and Other (viii)                                                104          117         350           336
    General and Administrative                                                      44           36         126           112
    Depreciation, Depletion and Amortization (ii); (ix)                            199          186         604           557
    Exploration                                                                     30           32         109           106
    Interest (i)                                                                    39           47         126           134
                                                                         -----------------------------------------------------
                                                                                   603          603       1,892         1,803
                                                                         -----------------------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                              256          202         820          383
                                                                         -----------------------------------------------------

PROVISION FOR INCOME TAXES
    Current                                                                         60           69         164          172
    Deferred (i) - (xi)                                                             29            6         111          (34)
                                                                         -----------------------------------------------------
                                                                                    89           75         275          138
                                                                         -----------------------------------------------------

NET INCOME FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT
    OF CHANGES IN ACCOUNTING PRINCIPLES                                            167          127         545          245
    Net (Loss) Income from Discontinued Operations (ii)                            (19)           7          (7)          10
    Cumulative Effect of Changes in Accounting Principles,
      Net of Income Taxes (ix); (xi)                                               (11)          --         (48)          --
                                                                         -----------------------------------------------------

NET INCOME - US GAAP(1)                                                             137          134         490          255
                                                                         =====================================================

EARNINGS PER COMMON SHARE ($/share)
    Basic (Note 7)
      Net Income from Continuing Operations                                       1.35         1.03        4.42          2.01
      Net (Loss) Income from Discontinued Operations (Note 10)                   (0.15)        0.06       (0.06)         0.08
      Cumulative Effect of Changes in Accounting Principles                      (0.09)          --       (0.39)           --
                                                                         -------------- ------------ ----------- -------------
                                                                                  1.11         1.09        3.97          2.09
                                                                         ============== ============ =========== =============
    Diluted (Note 7)
      Net Income from Continuing Operations                                       1.33         1.02        4.39          1.98
      Net (Loss) Income from Discontinued Operations (Note 10)                   (0.15)        0.06       (0.06)         0.08
      Cumulative Effect of Changes in Accounting Principles                      (0.09)          --       (0.39)           --
                                                                         -------------- ------------ ----------- -------------
                                                                                  1.09         1.08        3.94          2.06
                                                                         ============== ============ =========== =============

Note:

(1)  RECONCILIATION OF CANADIAN AND US GAAP NET INCOME

                                                                         THREE MONTHS              NINE MONTHS
                                                                   ENDED SEPTEMBER 30       ENDED SEPTEMBER 30
   (Cdn$ millions)                                                  2003         2002         2003        2002
   -----------------------------------------------------------------------------------------------------------
   Net Income - Canadian GAAP                                        181          157          695         323
   Impact of US Principles, Net of Income Taxes:
     Fair Value of Currency Swap (v)                                   3           --            4          --
     Fair Value of Preferred Securities (xi)                           5           --            5          --
     Depreciation, Depletion and Amortization (ii); (ix)              (9)         (12)         (37)        (35)
     Dividends on Preferred Securities (i)                           (10)         (11)         (31)        (33)
     Future Income Taxes (x)                                          --           --          (76)         --
     Loss on Disposition (ii)                                        (22)          --          (22)         --
     Cumulative Effect of Changes
        in Accounting Principles (ix); (xi)                          (11)          --          (48)         --
                                                            ---------------------------------------------------
   Net Income - US GAAP                                              137          134          490         255
                                                            ===================================================


(b)      UNAUDITED CONSOLIDATED BALANCE SHEET - US GAAP

                                                                          SEPTEMBER 30      DECEMBER 31
(Cdn$ millions)                                                                   2003             2002
--------------------------------------------------------------------------------------------------------
ASSETS
    CURRENT ASSETS
      Cash and Short-Term Investments                                              354               59
      Accounts Receivable (iii)                                                  1,002              990
      Inventories and Supplies                                                     229              256
      Other                                                                         44               26
                                                                        --------------------------------
        Total Current Assets                                                     1,629            1,331

    PROPERTY, PLANT AND EQUIPMENT
      Net of Accumulated Depreciation, Depletion and
         Amortization of $4,895 (December 31, 2002 - $4,992) (ii); (ix)          4,935            5,064
    GOODWILL                                                                        36               36
    DEFERRED INCOME TAX ASSETS                                                     141              263
    DEFERRED CHARGES AND OTHER ASSETS (i); (vi)                                     97               70
                                                                        --------------------------------

                                                                                 6,838            6,764
                                                                        ================================
LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Short-term Borrowings                                                         --               18
      Accounts Payable and Accrued Liabilities (iii)                             1,056            1,200
      Accrued Interest Payable                                                      21               39
      Dividends Payable                                                              9                9
                                                                        --------------------------------
        Total Current Liabilities                                                1,086            1,266
                                                                        --------------------------------

    LONG-TERM DEBT (i); (vi); (xi)                                               2,259            2,575
    DEFERRED INCOME TAX LIABILITIES (i) - (xi)                                     888              876
    DISMANTLEMENT AND SITE RESTORATION (ix)                                         --              191
    ASSET RETIREMENT OBLIGATION (ix)                                               341                -
    OTHER DEFERRED CREDITS AND LIABILITIES (vii)                                    43               44
    SHAREHOLDERS' EQUITY
      Common Shares, no par value
        Authorized:   Unlimited
        Outstanding:  2003   - 124,061,475 shares
                      2002   - 122,965,830 shares                                  471              440
      Retained Earnings (i); (ii); (v); (ix); (x); (xi)                          1,743            1,280
      Accumulated Other Comprehensive Income (i); (iii); (iv); (vii)                 7               92
                                                                        --------------------------------
          Total Shareholders' Equity                                             2,221            1,812
                                                                        --------------------------------

    COMMITMENTS AND CONTINGENCIES
                                                                                 6,838            6,764
                                                                        ================================

(c) UNAUDITED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME - US GAAP FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30

                                                                     THREE MONTHS               NINE MONTHS
                                                               ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
(Cdn$ millions)                                                 2003         2002        2003          2002
------------------------------------------------------------------------------------------------------------
Net Income - US GAAP                                             137          134         490           255
Other Comprehensive Income, net of income taxes:
    Translation Adjustment (i); (iv)                              (2)         (17)        (89)           (3)
    Unrealized Mark-to-Market Gain (Loss) (iii)                    5           --           4            --
                                                       -----------------------------------------------------
Comprehensive Income                                             140          117         405           252
                                                       =====================================================

(d)      UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

Under US principles, dividends on preferred securities of $16 million and $50 million for the three and nine months ended September 30, 2003, respectively (September 30, 2002 - $18 million and $54 million) that are included in financing activities would be reported in operating activities.

Under US principles, geological and geophysical costs of $10 million and $34 million for the three and nine months ended September 30, 2003, respectively (September 30, 2002 - $13 million and $48 million) that are included in investing activities would be reported in operating activities.

(e)      OTHER SUPPLEMENTARY INFORMATION

                                                                     THREE MONTHS               NINE MONTHS
                                                               ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
                                                                2003         2002        2003          2002
------------------------------------------------------------------------------------------------------------
Pro Forma Earnings - Fair-Value Method of Accounting
    for Stock Options - US GAAP
Net Income - US GAAP                                             137          134         490           255
    As Reported
      Less: Fair Value of Stock Options                            6            6          19            18
                                                       -----------------------------------------------------
    Pro Forma                                                    131          128         471           237
                                                       =====================================================

Earnings Per Common Share ($/share)
    Basic as Reported                                           1.11         1.09         3.97         2.09
                                                       =====================================================
    Pro Forma                                                   1.06         1.04         3.82         1.94
                                                       =====================================================

    Diluted as Reported                                         1.09         1.08         3.94         2.06
                                                       =====================================================
    Pro Forma                                                   1.04         1.03         3.79         1.91
                                                       =====================================================

NOTES:

i. Under US principles, the preferred securities are classified as long-term debt rather than shareholders' equity. The pre-tax dividends are included in interest expense, and the related income tax is included in the provision for income taxes in the Unaudited Consolidated Statement of Income. The related pre-tax issue costs are included in deferred charges and other assets rather than as an after-tax charge to retained earnings. The foreign-currency translation gains or losses are included in accumulated other comprehensive income in the Unaudited Consolidated Balance Sheet. The pre-tax dividends are included in operating activities in the Unaudited Consolidated Statement of Cash Flows.

ii. Under US principles, the liability method of accounting for income taxes was adopted in 1993. In Canada, the liability method was adopted in 2000. In 1997, we acquired certain oil and gas assets and the amount paid for these assets differed from the tax basis acquired. Under US principles, this difference was recorded as a deferred tax liability with an increase to property, plant and equipment rather than a charge to retained earnings. As a result, depreciation expense under US principles is higher.

         During the quarter, some of these assets were sold as described in Note
         10. With the carrying value of these assets higher under US GAAP, the sale resulted in a loss on disposition of $22 million, net of income taxes of $10 million. This loss has been included in our net income
         (loss) from discontinued operations disclosed on the Unaudited Consolidated Statement of Income - US GAAP.

iii. Under US principles, all derivative instruments are recognized on the balance sheet as either an asset or a liability measured at fair value. Changes in the fair value of derivatives are recognized in earnings unless specific hedge criteria are met.

         CASH FLOW HEDGES: Changes in the fair value of derivatives that are designated as cash flow hedges are recognized in earnings in the same period as the hedged item. Any fair value change in a derivative before that period is recognized on the balance sheet. The effective portion of that change is recognized in other comprehensive income with any ineffectiveness recognized in net sales on the income statement.

         Included in accounts receivable at September 30, 2003 is $1 million (December 31, 2002 - $nil), fair value of the forward contracts used to hedge a portion of our production from the Aspen field as described in
         Note 5. The contracts limit our exposure to fluctuations in commodity prices by fixing our cash flow from the sale of hedged production. As of September 30, 2003, the fair value included in accumulated other comprehensive income was an unrealized gain of $1 million, net of income taxes. The unrealized gain is expected to be moved to net sales in the next twelve months as the underlying production is delivered or the hedge expires. For the three and nine months ended September 30, 2003, amounts related to the ineffectiveness of cash flow hedges were included in net sales and were immaterial.

         At September 30, 2003, the total fair value of the futures and basis swap contracts used to hedge the future sale of our gas storage, as described in Note 5, was $3 million and the change in fair value since designation was a net gain of $5 million. The change in fair value since designation included in accumulated other comprehensive income was an unrealized gain of $3 million, net of income taxes. The loss of $2 million on the future contracts prior to designation was included in marketing and other on the Unaudited Consolidated Statement of Income. All of the unrealized gain is expected to be moved to marketing and other in the next twelve months as the gas in storage is sold. For the three and nine months ended September 30, 2003, amounts related to the ineffectiveness of cash flow hedges were included in marketing and other and were immaterial.

         FAIR VALUE HEDGES: Both the derivative instrument and the underlying commitment are recognized on the balance sheet at their fair value. Any changes in the fair value are reflected net in earnings. Included in both accounts receivable and accounts payable at September 30, 2003 is $nil (December 31, 2002 - $2 million) related to fair value hedges. The hedges convert fixed prices for physical delivery of natural gas into a floating price through a fixed to floating swap. The impact on earnings is immaterial.

iv. Under US principles, exchange gains and losses arising from the translation of our net investment in self-sustaining foreign operations are included in comprehensive income. Additionally, exchange gains and losses, net of income taxes, from the translation of our US-dollar long-term debt designated as a hedge of our foreign net investment are included in comprehensive income. Cumulative amounts are included in accumulated other comprehensive income in the Unaudited Consolidated Balance Sheet.

v. Under US principles, a derivative and a cash instrument cannot be designated in combination as a net investment hedge. Changes in fair value and foreign exchange gains and losses on our US $37 million currency swap are included in earnings.

vi. Under US principles, discounts on long-term debt are classified as a reduction of long-term debt rather than as deferred charges and other assets.

vii. Under US principles, the amount by which our accrued pension cost is less than the unfunded accumulated benefit obligation is included in comprehensive income and accrued pension liabilities. This amount was $4 million at September 30, 2003 (December 31, 2002 - $4 million).

viii. Under US principles, gains and losses on the disposition of assets are shown as other expenses rather than revenues.

ix.      On January 1, 2003 we adopted Financial Accounting Standards Board
         (FASB) Statement No. 143, "Accounting for Asset Retirement Obligations" (FAS 143) for US GAAP reporting purposes. FAS 143 requires recognition of a liability for the future retirement obligations associated with our property, plant and equipment, which includes oil and gas wells and facilities, and chemicals plants. These obligations, which generally relate to dismantlement and site restoration, are initially measured at fair value, which is the discounted future value of the liability. This fair value is capitalized as part of the cost of the related asset and amortized to expense over its useful life. The liability accretes until we expect to settle the retirement obligation.

         This change in accounting policy has been reported as a cumulative effect adjustment in the Unaudited Consolidated Statement of Income as a loss of $37 million, net of income taxes of $25 million. Under the old accounting rules, our results would have been:

                                                                                       THREE MONTHS             NINE MONTHS
                                                                                 ENDED SEPTEMBER 30      ENDED SEPTEMBER 30
                                                                                               2003                    2003
         -------------------------------------------------------------------------------------------------------------------
         Net Income - US GAAP
             As Reported                                                                        137                     490
               Cumulative Effect of Change in Accounting Principle                                                       37
               Depreciation, Depletion and Amortization, and
                 Accretion                                                                       (1)                      2
                                                                              ----------------------------------------------
             Adjusted                                                                           136                     529
                                                                              ==============================================

         Earnings per Common Share ($/share)
             Basic as Reported                                                                 1.11                    3.97
                                                                              ==============================================
             Adjusted                                                                          1.09                    4.29
                                                                              ==============================================

             Diluted as Reported                                                               1.09                    3.94
                                                                              ==============================================
             Adjusted                                                                          1.08                    4.25
                                                                              ==============================================

         Had FAS 143 been applied during all periods presented, our asset retirement obligation, including current obligations of $14 million at December 31, 2002 and $18 million at September 30, 2003, would have been reported as follows:

                                                                                                AS REPORTED       PRO-FORMA
         -------------------------------------------------------------------------------------------------------------------
             January 1, 2002                                                                         182                364
             December 31, 2002                                                                       205                390
             September 30, 2003                                                                      359                359
                                                                                           ---------------------------------

         We own interests in several assets for which the fair value of the asset retirement obligation cannot be reasonably determined because the assets currently have an indeterminate life. These assets include our interests in two gas plants and our interest in Syncrude's upgrader and sulfur pile. The asset retirement obligation for these assets will be recorded in the first year in which the lives of the assets are determinable.

         Had FAS 143 been applied during all periods presented, our September 30, 2002 results would have been reported as follows:

                                                                                       THREE MONTHS             NINE MONTHS
                                                                                 ENDED SEPTEMBER 30      ENDED SEPTEMBER 30
                                                                                               2002                    2002
         -------------------------------------------------------------------------------------------------------------------
         Net Income - US GAAP
             As Reported                                                                        134                     255
               Depreciation, Depletion and Amortization,
                     and Accretion                                                               --                     (3)
                                                                              ----------------------------------------------
             Adjusted                                                                           134                     252
                                                                              ==============================================

         Earnings per Common Share ($/share)
             Basic as Reported                                                                 1.09                    2.09
                                                                              ==============================================
             Adjusted                                                                          1.09                    2.06
                                                                              ==============================================

             Diluted as Reported                                                               1.08                    2.06
                                                                              ==============================================
             Adjusted                                                                          1.08                    2.04
                                                                              ==============================================

x. Under US principles, enacted tax rates are used to calculate future income taxes, whereas under Canadian GAAP, substantively enacted tax rates are used. Substantively enacted changes in Canadian federal and provincial income tax rates created a $76 million future income tax recovery during the second quarter of 2003.

xi. In May 2003, FASB issued Statement No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity" that establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity. Certain financial instruments, including our preferred securities, must be valued at fair value with changes in fair value recognized through net income. The change in fair value of our preferred securities up to June 30, 2003 increased the carrying value of our long-term debt by $16 million and was recognized as a loss of $11 million, net of income taxes of $5 million. This was reported as a cumulative effect of a change in an accounting principle during the third quarter. Since adopting the change in accounting principle at the beginning of the quarter, the fair value of our preferred securities has decreased by $8 million and this gain was included in marketing and other. The tax effect of $3 million on this gain increased our deferred income tax provision.

NEW ACCOUNTING PRONOUNCEMENTS AND UPCOMING CHANGE IN ACCOUNTING POLICY

Our shareholders approved a resolution requiring us to expense stock options. As a result, we plan to adopt the fair-value method of accounting for stock options in the fourth quarter of 2003. In January 2003, the US Financial Accounting Standards Board (FASB) issued Statement No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure, an Amendment of FASB Statement No. 123" (FAS 148). FAS 148 amends FAS 123 "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair-value method of accounting for stock-based employee compensation. We plan to adopt the fair-value method of accounting for stock options in the fourth quarter of 2003 using the prospective method, whereby compensation cost will be recognized for all options granted on or after January 1, 2003. All stock options granted prior to January 1, 2003 will continue to be accounted for under Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB 25) unless these stock options are modified or settled subsequent to adoption. The impact under US GAAP will be immaterial in 2003.

The following standard issued by the FASB does not impact us:

o Statement No. 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.